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                                POWER OF ATTORNEY

     I hereby appoint Daniel A. Cano or Michael J. Delehant to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by K-Fed Bancorp under
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Daniel A. Cano or Michael J. Delehant in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of attorney on March 24, 2004.

                                               By:  /s/ Nancy J. Huber
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                                                        Nancy J. Huber


                                  In presence of:   /s/ K.M. Hoveland
                                                 -------------------------------
                                                        K.M. Hoveland


                                               at:      COVINA, CALIFORNIA
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